Page 12 of 74 Pages

                                    Exhibit 1

                                   iMALL, INC.

                                AGENCY AGREEMENT

Commonwealth Associates
830 Third Avenue
New York, New York  10022

                                                         as of November 26, 1997

Gentlemen:

     iMALL, INC. a Nevada corporation (the "Company"), proposes to offer for sale to "accredited investors", in a private placement, up to 200 units ("Units"), each Unit consisting of 25,000 shares ("Shares") of the Company's Series A 9% Convertible Preferred Stock ("Preferred Stock") and 62,500 common stock purchase warrants ("Warrants"). Such offering and sale are referred to herein as the "Offering." Each Warrant will be exercisable during the four-year period commencing one year after the initial closing to purchase one share of the Company's Common Stock, $.001 par value (the "Common Stock"), at an exercise price of $.40 per share. A minimum of 50 Units ("Minimum Offering") and a maximum of 200 Units ("Maximum Offering") will be sold in the offering at $100,000 per Unit. The Units will be offered pursuant to those terms and conditions acceptable to you as reflected in the Private Placement Memorandum (the "Memorandum"). Of the Units, 50 will be offered on a "best efforts - all-or-none" basis and the remaining 150 Units will be offered on a "best efforts" basis. The Units are being offered pursuant to the Memorandum and related documents in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder. The Preferred Stock shall have the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights (the "Designation").

     Commonwealth Associates is sometimes referred to herein as the "Placement Agent." The Memorandum (including the exhibits thereto), as it may be amended from time to time, and the form of proposed subscription agreement between the Company and each subscriber (the "Subscription Agreement") and the exhibits which are part of the Memorandum and/or Subscription Agreement are collectively referred to herein as the "Offering Documents."

     The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

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                                                             Page 13 of 74 Pages

     Each prospective investor subscribing to purchase Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

1. Appointment of Placement Agent.

     (a) You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in finding qualified Subscribers pursuant to the offering (the "Offering") described in the Offering Documents. The Offering Period shall commence on the day (the "Commencement Date") the Offering Documents are first made available to you by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of (i) the sale of all of the Maximum Offering or (ii) 60 days after the Commencement Date (unless extended for a period of up to 60 days under circumstances specified in the Memorandum). If the Minimum Offering is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

     (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, Commonwealth Associates hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agent has no commitment to sell the Units. Your agency hereunder is not terminable by the Company except upon termination of the Offering Period.

     (c) You may engage other persons, selected by you in your discretion, that are members of the National Association of Securities Dealers, Inc., ("NASD") and that have executed a Selected Dealers Agreement substantially in the form attached hereto as Schedule A, to assist you in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and you may allow such persons such part of the compensation and payment of expenses payable to you hereunder as you shall determine. Each Selected Dealer shall be required to agree in writing to comply with the provisions of, and to make the representations, warranties and covenants contained in, this Section 1.

     (d) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. Any subscription may be rejected at the sole discretion of the Company or the Placement Agent. Until the Closing, all subscription funds received shall be held as described in the Subscription Agreement. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription

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                                                             Page 14 of 74 Pages

Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

          (e) The Placement Agent and its affiliates may purchase Units sold in the Offering.

     2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

          (a) Securities Law Compliance. The Offering Documents conform in all respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" to "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems necessary to comply with applicable state and federal law.

          (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate, and is duly licensed or qualified to do business as a foreign corporation in California, Utah and in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or prospects of the Company (a "Material Adverse Effect").

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the Offering Documents. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

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                                                             Page 15 of 74 Pages

          (d) Warrants, Preemptive Rights, Etc. Except for the warrants to purchase shares of the Company's Common Stock to be issued to you or your designees in consideration for your acting as Placement Agent hereunder (the "Agent's Warrants"), and except as set forth in or contemplated by the Memorandum, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments except as reflected in the Memorandum.

          (e) Subsidiaries and Investments. Except as set forth in Exhibit A, the Company has no other subsidiaries. The subsidiaries listed in Exhibit A (the "Subsidiaries") are corporations duly organized and validly existing under the laws of the States of Utah and California. The Company owns all of the capital stock of the Subsidiaries free and clear of all liens, security interests and encumbrances.

          (f) Financial Statements. The financial information contained in the Offering Documents is accurate in all material respects. The Company's Form 10-QSB for the nine months ended September 30, 1997 contains the Company's
     (i) Balance Sheets at September 30, 1997, (ii) Statements of Operations for the year ended December 31, 1996 and for the three and nine months ended September 30, 1997, and (iii) Statements of Cash Flows for each of the year ended December 31, 1996 and the nine months ended September 30, 1997 (such financial statements attached to the Offering Documents hereinafter referred to collectively as the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

          (g) Absence of Changes. Since the date of the Memorandum, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and, except as set forth in Schedule G to this Agreement there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

          (h) Title. Except as set forth on Schedule H hereto, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the

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                                                             Page 16 of 74 Pages

     lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as now conducted and to be conducted, as presently planned.

          (i) Proprietary Rights. Except as set forth in Schedule I hereto, the Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used or proposed to be used in the conduct of its business as described in or contemplated by the Memorandum (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights.

          (j) Litigation. There is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefore known to the Company) the adverse outcome of which would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would have a Material Adverse Effect.

          (k) Non-Defaults; Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, the Fund Escrow Agreement (as defined herein), the Advisory Agreement (as defined herein) or the Agent's Warrants (as defined herein) or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation (i) under its Articles of Incorporation, as amended, or its By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound or affected or (ii) with respect to any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

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                                                             Page 17 of 74 Pages

          (l) Taxes. The Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

          (m) Compliance With Laws; Licenses, Etc. The Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect. The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a Material Adverse Effect. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

          (n) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreement, the Warrant Agreement, the Fund Escrow Agreement, the Advisory Agreement and the M/A Agreement have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          (o) Authorization of Shares and Warrants, Etc. The issuance, sale and delivery of the Shares and Warrants and the Agent's Warrants have been, or prior to issuance and delivery will be, duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered, the Shares, the Warrants and the Agent's Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

          (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the shares of Common Stock issuable upon conversion of the Shares and the underlying Common Stock issuable upon the exercise of the Warrants and the Agent's Warrants (collectively, the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon conversion of all or any of the Shares and exercise of the Agent's Warrants and when so issued, sold, paid for and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable,

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     and  not  subject  to  preemptive  or  any  other  similar  rights  of  the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

          (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

          (r) Registration Rights. Except with respect to holders of the Units and the Agent's Warrants, and except as set forth in the Memorandum, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall grant registration rights under the Securities Act of 1933, as amended to the investors in the Offering and/or their transferees with respect to the Shares, including the Common Stock issuable upon conversion of the Shares, and the Warrants, including the Common Stock issuable upon exercise of the Warrants, purchased in the Offering as more fully described in the Subscription Agreement between the Company and the investors. The Company will also grant one demand registration commencing six months after the Closing, which, at the discretion of the Company, may be filed on any applicable short form registration statement that the Company is eligible to use, and unlimited "piggyback" registrations to Commonwealth Associates with respect to its Agent's Warrants and the Common Stock underlying such securities. The procedure to implement these registration rights will be as described in the Agent's Warrants.

          (s) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

          (t) Title to Units. When certificates representing the securities comprising the Units and/or the Reserved Shares shall have been duly delivered to the purchasers and payment shall have been made therefor, the several purchasers shall have good and marketable title to the Shares, Warrants and/or the Reserved Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising or through the acts of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

          (u) Right of First Refusal. Except for the right of first refusal granted to the Placement Agent under Section 4(j) hereof, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to the Company.

          (v) Securities Exchange Act Compliance. The Company has filed with the Securities and Exchange Commission ("SEC") on a timely basis all filings required of a

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                                                             Page 19 of 74 Pages

     company whose securities have been registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"). All information contained in such filings is true, accurate and complete in all material respects. The Company covenants to maintain the registration of its Common Stock under the Exchange Act and to make all filings thereunder on a timely basis. For the purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

          (w)  Non-Affiliated  Directors.  Within two months  after the  Initial
     Closing, the Company's Board of Directors will have a majority (but not less than four) directors who qualify under the criteria of the Nasdaq
     Stock Market as independent directors, one of which may be a designee of Commonwealth. Unless any of such individuals refuse to serve, the following shall be the four appointees: Marshall Geller, Anthony P. Mazzarella, Harold S. Blue and Leonard M. Schiller.

  3. Closing; Placement and Fees.

     (a) Closing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Closing") shall take place at the offices of the Placement Agent, 830 Third Avenue, New York, New York within ten (10) days following the Termination Date (which date (the "Closing Date") may be accelerated or adjourned by agreement between the Company and the Placement Agent). At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of certificates representing the Shares and Warrants comprising such Units. In addition, subsequent closings (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder.

     (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (i) Due Qualification or Exemption. (A) The offering contemplated by this Agreement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(e) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

          (ii) No Material Misstatements. Neither the Blue Sky qualification materials nor the Memorandum, nor any supplement thereto, will contain an untrue statement of a fact which in the opinion of the Placement Agent is material, or omits to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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                                                             Page 20 of 74 Pages

          (iii) Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

          (iv) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the offering contemplated hereby;

          (v) Opinion of Counsel. The Placement Agent shall receive the opinion of Loeb & Loeb LLP, dated the Closing(s), substantially to the effect that:

               (A) the Company has been duly organized and is validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority necessary to own or hold its respective properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation and is in good standing in the State of California, Utah and in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect;

               (B) each of this Agreement, the Fund Escrow Agreement, the Warrant Agreement, the Subscription Agreement, the Advisory Agreement, the M/A Agreement and the Agent's Warrants has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

               (C) the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in the Offering Documents. Except for the Shares, the Warrants and the Agent's Warrants to be issued as contemplated by this Agreement, to such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in the Memorandum. All of the issued shares of capital stock of the Company issued in connection with the Company's acquisition of Madison, York & Associates on January 16, 1997 and subsequent thereof have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of such outstanding securities were either registered under the Act and applicable state securities laws or exempt from such registration requirements. The Shares and the Warrants included in the Units and the Agent's Warrants have been duly authorized, validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof. The Reserved Shares have been, or prior to the issuance and delivery of the Shares, the Warrants and the Agent's Warrants will be, duly reserved, and when issued in accordance with the terms of the Shares, the Warrants and the Agent's

                                                             Page 21 of 74 Pages

          Warrants will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof;

               (D) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the requirements of section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

               (E) neither the execution and delivery of this Agreement, the Fund Escrow Agreement, the Warrant Agreement, the Subscription Agreement, the Advisory Agreement, the M/A Agreement or the Agent's Warrants nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Shares, the Warrants or the Agent's Warrants, has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation, as amended, or By-laws of the Company, or any material contract, instrument or document to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

               (F) to the best of such counsel's knowledge after due inquiry, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to the knowledge of such counsel, threatened, against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents; and

               (G) such counsel has participated in the preparation of the Offering Documents and nothing has come to the attention of such counsel to cause them to have reason to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

          (vi) Opinion of Trademark and Copyright Counsel. The Placement Agent shall receive the opinion of special trademark and copyright counsel to the Company, dated the Closing(s), in form and substance satisfactory to counsel for the Placement Agent, to the effect that:

     (a) The Company holds a valid registered trademark for "iMALL" (the "Trademark");

                                                             Page 22 of 74 Pages

     (b) Neither the Company nor its subsidiaries has received any notice challenging the validity or enforceability of the Trademark;

     (c) there have been no claims asserted against the Company relating to the potential infringement of or conflict with any trademarks, copyrights or trade secrets of others.

          (vii) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed by the President and Secretary thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

          (viii) Fund Escrow Agreement. The Placement Agent shall receive a copy of a duly executed escrow agreement in the form acceptable to the Company and the Placement Agent regarding the deposit of funds pending the Closing(s) with a bank or trust company acceptable to the Placement Agent (the "Fund Escrow Agreement").

          (ix)  Lock-Up  Agreements.  On or prior to the  Initial  Closing,  the
     Placement Agent shall receive agreements from each of Messrs. Craig R. Pickering, Mark R. Comer, Richard Rosenblatt and Martin Rosenblatt to the effect that (i) such individual shall not publicly sell, assign or transfer any of their securities of the Company for a period of 12 months from the final Closing of this offering without the prior written consent of the Placement Agent.

          (x) Transmittal Letters. The Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Warrants and Shares and shall receive a letter from the Company confirming transmittal of the securities to the investors.

          (xi) Charter Amendment. On or prior to the Initial Closing, the Company shall have obtained the necessary board of director and shareholder approval of an amendment to the Company's articles of incorporation authorizing the Preferred Stock and shall have filed such amendment with the Secretary of State of the State of Nevada.

     (c) Blue Sky. A summary blue sky survey shall be prepared by counsel to the Placement Agent stating the extent to which and the conditions upon which offers and sales of the Units may be made in certain jurisdictions. It is understood that such survey may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber,
(ii) the representations,  warranties and agreements of the Company set forth in
Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agent, and (iv) the representations of the Company set forth in the certificate to be delivered at the Closing pursuant to paragraph (vii) of
Section 3(b).

     (d) Placement Fee and Expenses. Simultaneously with payment for and delivery of the Units at each Closing as provided in paragraph 3(a) above, the Company shall at such Closing pay to the Placement Agent (i) a commission equal to 7% of the aggregate purchase price of the Units sold; (ii) a structuring fee equal to 3% of the aggregate purchase price of the Units sold; and (iii) an expense allowance of $200,000. The Company shall also pay all expenses in connection

                                                             Page 23 of 74 Pages

with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate. The Company will, at each Closing, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) the Agent's Warrants in the form annexed hereto as Exhibit 1 to purchase 5,500,000 shares of Common Stock in case of the Minimum Offering and increasing by 500,000 shares for each additional $1,000,000 raised up to a total of 10,500,000 shares in the case of the Maximum Offering, at an exercise price of $.40 per share. The number of warrants to be issued to the Placement Agent will be reduced on a pro rata basis for each $1.00 less than the Maximum Offering raised. In th event that any of the Overallotment Units (as defined herein) are sold in the Offering, the number of warrants to be issued to the Placement Agent will be increased on a pro rata basis for each $1.00 in excess of the Maximum Offering raised. The Agent's
Warrants will be exercisable for a period of five years from the Initial Closing. At the Initial Closing, the Company shall enter into (i) a 12-month financial advisory agreement (the "Advisory Agreement") with the Placement Agent under which it will pay the Placement Agent $5,000 per month for 12 months and
(ii) a two-year agreement regarding mergers and acquisitions ("M/A Agreement") pursuant to which it will pay the Placement Agent 5% of any consideration received in such a transaction with a party introduced by the Placement Agent.

     (f)  Bring-Down  Opinions  and  Certificates.  If  there  is more  than one
Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (v), (vi) and (vii) of
Section 3(b) above, respectively.

     (g) No Adverse Changes. There shall not have occurred, at any time prior to the Closing or, if applicable, any additional Closing, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

     4. Covenants of the Company.

     (a) Use of Proceeds. The net proceeds of the Offering will be used by the Company substantially as set forth in the Memorandum. The Company shall not use more than $650,000 of the proceeds from the Offering to repay any indebtedness of the Company, including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company, other than as set forth in the Memorandum.

                                                             Page 24 of 74 Pages

     (b) Break-Up Fee. If the Private Placement is not completed for any reason except those specified in the next sentence, the Company shall be liable for the Placement Agent's out of pocket expenses, not to exceed $200,000, in addition to the other costs and expenses of the Offering set forth in Section 3(d). If the Placement Agent raises at least $5,000,000 in escrow and if, within 60 days from the printing of a final Memorandum, the Private Placement is not completed because the Company prevents it or because of a breach by the Company of any such covenants, representations or warranties, the Company shall, in addition to the payments set forth above and in Section 3(d), pay the Placement Agent $500,000. In such event, the Placement Agent shall receive 5,500,000 Warrants to purchase Common Stock with an exercise price of $.40 per share.

     (c) Reservation of Common Stock. The Company shall reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon conversion and/or exercise of the Shares and the Warrants, including the shares underlying the Agent's Warrants.

     (d) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

     (e) Blue Sky. The Company will use its best efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Units in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

     (f) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

     (g) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing and the Termination Date,

                                                             Page 25 of 74 Pages

issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld.

     (h) Form 10-QSB The Company will provide to the Placement Agent, promptly upon the filing thereof with the Commission (and in any event no later than 5 days of such filing), a copy of its Annual Report in Form 10-KSB for the year ended December 31, 1997.

     (i) Restrictions on Issuance of Securities. Prior to the Initial Closing Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock or grant any warrants, options or other securities of the Company.

     (j) Absence of Changes. Subsequent to the date of the Memorandum and prior to the Closing, the Company will not, without the prior written consent of the Placement Agent, incur any liabilities or obligations, direct or contingent, not in the ordinary course of business, or enter into any transaction not in the ordinary course of business, which is material to the business of the Company, and there will not be any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company.

     (k) Advisory Agreement. Prior to or on the Initial Closing, the Company shall execute and deliver to the Placement Agent the Advisory Agreement in the form previously delivered to the Company by the Placement Agent.

     (l) Key-Man Insurance. Prior to the Initial Closing, the Company shall have obtained "key-man" life insurance policies in the amount of at least $2,000,000 on each of the lives of Messrs. Rosenblatt, Comer and Pickering. Such policies will be kept in for at least three years from the Initial Closing Date or the term of the employment agreements with such officers, whichever period is longer.

     (m) Executive Compensation. The compensation of the executive officers of the Company shall not increase from the date of this Agreement until 12 months from the Termination Date.

     (n) Board Designee. The Company shall, for a period of three years following the Initial Closing Date or such earlier date after the second anniversary of the Initial Closing Date as the Preferred Stock has been converted pursuant to the automatic conversion feature set forth in Section 6(B) of the Designation, at the Placement Agent's option, nominate a designee of the Placement Agent to the Company's Board of Directors or, at the option of the Placement Agent appoint an observer selected by the Placement Agent to attend all meetings of the Company's Board of Directors.

                                                             Page 26 of 74 Pages

     (o) Accounting Firm. The Company shall retain an accounting firm acceptable to the Placement Agent promptly following the Initial Closing Date and for a period of three years following the Initial Closing Date, shall not effect a change in such accounting firm, without the prior written consent of the Placement Agent, unless such new firm is a "big four" accounting firm.

     (p) Reports. The Company will deliver to all purchasers in this Offering (and/or their transferees), within 45 days after the close of each of the Company's first three fiscal quarters, a quarterly report and shareholders letter substantially similar in form and substance to a Form 10-QSB under the Securities Exchange Act of 1934 and an abbreviated form of an annual report within 90 days after its year end.

     (q) M/A Agreement. Prior to or on the Initial Closing, the Company shall execute and deliver to the Placement Agent the M/A Agreement in the form previously delivered to the Company by the Placement Agent.

     (r) Checks. For a period of one year following the Final Closing, all checks, wires or money transfers issued by the Company for an amount over $500 must bear two signatures, one of which must be that of Richard Rosenblatt.

5. Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, and the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (b) The Company agrees to indemnify and hold harmless an Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

     (c) Promptly after receipt by a person entitled to indemnification pursuant to the foregoing subsection (a) or (b) (an "indemnified party") under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement

                                                             Page 27 of 74 Pages

thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the indemnified party otherwise than under this Section. In case any such action is brought against an indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the indemnified party, and after notice from the Company to the indemnified party of its election so to assume the defense thereof, the Company will not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party or parties and the Company and, in the judgment of the indemnified party, it is advisable for the indemnified party or parties to be represented by separate counsel (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party or parties. No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to the indemnified party.

     6. Contribution.

     To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section (5) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation

                                                             Page 28 of 74 Pages

received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 6 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

     7. Miscellaneous.

     (a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in
Section 6 hereof shall survive any termination and shall survive the Closing for a period of five years.

     (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Shares and the Warrants. All of the Company's obligations for the payment of fees and expenses shall survive termination of this Agreement, subject to the maximum amounts payable by the Company provided in Section 4(b) hereof.

     (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from

                                                             Page 29 of 74 Pages

resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court if necessary to prevent serious and irreparable injury.

     (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

     (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be mailed, delivered and confirmed to it at Commonwealth Associates, 830 Third Avenue, New York, New York 10022,
Att: Keith Rosenbloom, with a copy to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Att: Fran M. Stoller, Esq. and if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4400 Coldwater Canyon Boulevard, Suite 200, Studio City, California 91604, Att:
Richard Rosenblatt, with a copy to Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, Att: David L. Ficksman, Esq.

     (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

                                                             Page 30 of 74 Pages

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                        Very truly yours,

                                        iMALL, INC.

                                        By:      ______________________
                                                 Name: Richard Rosenblatt
                                                 Title: Chief Executive Officer

Agreed:

COMMONWEALTH ASSOCIATES,
a New York limited partnership

By:   COMMONWEALTH MANAGEMENT CO., INC.
      a New York corporation,
      its general partner


By:   _____________________________
      Name:    Joseph Wynne
      Title:   Chief Financial Officer